UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2)).
[ ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[ ] Soliciting Material Pursuant to ss.240.14a-12.

MADISON STRATEGIC SECTOR PREMIUM FUND
(Names of Registrant As Specified in its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

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Contact:
1-800-767-0300
ISS Supports Reorganization of Madison Strategic Sector Premium Fund into Madison Covered Call & Equity Strategy Fund and Management’s Board Nominees
Madison, Wisconsin, August 1, 2017 Madison Asset Management announced today that Institutional Shareholder Services, Inc. (“ISS”), a leading independent proxy advisory firm, is recommending investors support ALL of management’s positions and reject those of the dissident shareholder (Karpus). Specifically, ISS recommended voting as follows:

•	FOR the reorganization of the Madison Strategic Sector Premium Fund (MSP) into the Madison Covered Call & Equity Strategy Fund (MCN)

•	FOR MSP’s Board nominees and

•	AGAINST shareholder proposals to: a) terminate the investment advisory agreement and b) self-tender shares.

Reorganization of MSP into MCN
With regard to the proposed reorganization, ISS concluded, “The funds have identical investment objectives and substantially similar policies, and annual fund operating expenses paid by MCN shareholders are expected to decrease. Therefore, support for the reorganization is warranted.” ISS also noted that the shareholders should benefit from greater liquidity and from having a fully independent board.
Election of Nominees
With regard to MSP’s Board nominees, ISS determined that “Votes on management’s white proxy card aligned with all the board’s recommendations are warranted.” They also stated that maintaining the current board is justified given the fund’s TSR (Total Shareholder Return) outperformance and narrowing discount.

Shareholder Proposals
In response to the shareholder’s proposals, ISS concluded that the shareholder did not make a compelling case that the drastic actions of terminating the adviser or conducting a significant self-tender were warranted. ISS stated, “Given that the fund [MSP] has delivered positive absolute returns to its shareholders; outperformed the BXM Index; steadily improved relative to peers in terms of TSR performance; and that the fund's discount to NAV has narrowed since January 2016 - suggesting the board's efforts aimed at improving performance and narrowing the discount appear to be paying off - shareholder support for a self-tender offer for all of the fund's outstanding common shares is not warranted at this time.”
Finally, ISS recommends that shareholders do not vote using the Green proxy card submitted to them by the dissident shareholder.
*Permission was neither sought nor obtained from ISS for using excerpts from their report.
DEFEND YOUR INVESTMENT; PROTECT YOUR DIVIDEND.
VOTE THE WHITE CARD TODAY!

Support your Fund and its strategy by voting FOR the reorganization, FOR our Board nominees and
AGAINST Proposals 2 and 3 on the WHITE proxy cards.

If you have already voted the Green proxy cards, you can always change your vote. For assistance on how to vote or any questions regarding the proposals, please do not hesitate to reach out to the Funds at 1-800-767-0300. You can also contact our proxy solicitor, Alliance Advisors LLC, at 1-855-976-3331.

Additional Information about the Reorganization and Where to Find It
This press release is not intended to be, and does not constitute, an offer to purchase or sell shares of the Funds in any state where such offer or sale is not permitted nor is this press release intended to solicit a proxy from any shareholder of any of the Funds. This press release references proxy materials filed by the Funds with the U.S. Securities and Exchange Commission (the “SEC”).
INVESTORS AND SECURITY HOLDERS OF THE FUNDS ARE URGED TO READ THE PROXY MATERIALS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALSTHE PROXY MATERIALS

CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE FUNDS WHICH INVESTORS SHOULD CONSIDER. Investors may obtain free copies of the proxy materials and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, free copies of the proxy materials and other documents filed with the SEC may also be obtained on the Funds’ web site at www.madisonfunds.com or by directing a request to Madison Asset Management at (800) 767-0300.
About Madison Asset Management, LLC
The Funds provide additional information on their website at www.madisonfunds.com. Madison Asset Management, LLC (Madison), a subsidiary of Madison Investment Holdings, Inc., is the Funds’ investment adviser. Its affiliates include Madison Investment Advisors, LLC, with offices in Madison, Wisconsin and Scottsdale, Arizona; and Hansberger Growth Investors L.P., Toronto, Canada.
CONTACT:
Madison Asset Management, LLC
Greg Hoppe, Treasurer
gregh@madisonadv.com
800-368-3195
Availability of Fund Updates
Madison Asset Management updates certain other data for the Funds on its website in the “Closed-end Funds” section of www.madisonfunds.com as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated data and the release of other material information about the Funds. This reference to Madison Asset Management’s website is intended to allow investors public access to information regarding the Funds and does not, and is not intended to, incorporate Madison Asset Management’s or Madison Funds’ website in this release.
Forward-Looking Statements
This press release, and other statements that Madison Asset Management or a Fund may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to a Fund’s or Madison Asset Management’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.
Madison Asset Management cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Madison Asset Management assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.
With respect to the Funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Funds or in a Fund’s net asset value; (2) the relative and absolute investment performance of a Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms; and (8) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets.
Annual and Semi-Annual Reports and other regulatory filings of the Funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC's website at www.sec.gov and on Madison Asset Management’s website at www.madisonfunds.com, and may discuss these or other factors that affect the Funds. The information contained on Madison Asset Management’s website is not a part of this press release.
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